BRADLEY PHARMACEUTICALS, INC.
                         CONDENSED CONSOLIDATED
                        STATEMENTS OF CASH FLOWS
                              (UNAUDITED)

                                                   Six Months Ended
                                                       June 30,
                                              --------------------------
                                                 2001            2000
                                              -----------    -----------

Supplemental disclosures of cash flow
  information:

    Cash paid during the period for:

Interest                                   $       68,000   $     94,000
                                              ===========    ===========

Income taxes                               $      314,000   $    162,000
                                              ===========    ===========


Supplemental disclosures of non-cash
  investing and financing activities:


Acquisition of fixed assets
  under capital leases                    $      380,000   $      -
                                             ===========    ===========




          See Notes to Condensed Consolidated Financial Statements